EXHIBIT 23J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 30, 2014, relating to the financial statements and financial highlights of AMIDEXTM Funds, Inc., comprising AMIDEX35TM Israel Mutual Fund, for the year ended May 31, 2014, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
September 30, 2014